Exhibit 27-(h)(1)(c): Amendment No. 2 to Participation Agreement by and among Reliastar Life Insurance Company, on behalf of itself and its separate accounts, AIM Variable Insurance Funds, Inc., A I M Distributors, Inc. and ING American Equities, Inc.

AMENDMENT NO. 2 TO

PARTICIPATION AGREEMENT

BY AND AMONG

AIM VARIABLE INSURANCE FUNDS, INC.,

A I M DISTRIBUTORS, INC.,

RELIASTAR LIFE INSURANCE COMPANY,
ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS,

AND

ING AMERICA EQUITIES, INC.

THIS AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT ("Amendment") is made and entered into this _______day of September, 2003 by and among AIM Variable Insurance Funds, Inc. ("AVIF"); AIM Distributors, Inc. ("AIM"); ReliaStar Life Insurance Company, on behalf of itself and its separate accounts ("Life Company"); and ING America Equities, Inc. ("Underwriter") (collectively the "Parties").

WHEREAS, AVIF, AIM, the Life Company, and the Underwriter are parties to the Participation Agreement dated March 27, 2000 (the "Agreement"); and

WHEREAS, effective May 1, 2002, Washington Square Securities, Inc. assigned its rights and obligations as underwriter to ING America Equities, Inc.; and

WHEREAS, each of the parties desire to amend the Agreement to permit the Company to offer AVIF through the Company's variable life insurance policies and variable annuity contracts which have separate accounts using AVIF as the investment vehicle for said separate accounts. AVIF, AIM, the Company, and the Underwriter hereby agree to amend Schedule A of the Agreement by inserting the following under "Contracts Funded By The Separate Accounts":

Variable Accumulation Design (formerly Accumulation SVUL)
ING Protector Elite
ING Investor Elite

Upon making such insertion the existing Schedule A is replaced in its entirety with the attached new Schedule A dated September _____, 2003.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS, INC.

By:	/s/ Carol F. Relihan
Name:	Carol F. Relihan
Title:	Senior Vice President

A I M DISTRIBUTORS, INC.

By:	/s/ Gene Needles
Name:	Gene Needles
Title:

RELIASTAR LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

By:	/s/ Lawrence D. Taylor
Name:	Lawrence D. Taylor
Title:	Vice President and Actuary

ING AMERICA EQUITIES, INC.

By:	/s/ Nathan E. Eshelman
Name:	Nathan E. Eshelman
Title:	Vice President

SCHEDULE A

Funds Available Under The Contracts

AIM VARIABLE INSURANCE FUNDS

AIM V.I. Dent Demographic Trends Fund

Separate Accounts Utilizing The Funds

ReliaStar Select Variable Account

ReliaStar Select*Life Variable Account

Contracts Funded By The Separate Accounts

Select*Annuity III
Advantage SE Variable Annuity
Select*Life II
Select*Life III
Variable Estate Design (formerly SVUL)
FlexDesign
Variable Accumulation Design (formerly Accumulation SVUL)
ING Protector Elite
ING Investor Elite